Exhibit 99.2

1025 Eldorado Boulevard

Broomfield, Colorado 80021

www.Level3.com

Level 3 Announces Proposed Private Offering of Senior Notes

BROOMFIELD, Colo., January 11, 2011 — Level 3 Communications, Inc. (Nasdaq: LVLT) (the “Company”) today announced that it plans to offer $300 million aggregate principal amount of senior notes (the “Senior Notes”) that will mature in 2019 and will bear interest at a fixed rate in a proposed private offering to “qualified institutional buyers”, as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and non-U.S. persons outside the United States under Regulation S under the Securities Act.  The Senior Notes will not be guaranteed by any of the Company’s subsidiaries.

A portion of the net proceeds from the offering are expected to be used to redeem the Company’s outstanding 5.25% Convertible Senior Notes due 2011.  The remaining net proceeds from the offering are expected to be used for general corporate purposes, including working capital, capital expenditures and potential repurchases, redemptions or refinancing of the Company’s and its subsidiaries’ indebtedness from time to time.

The Senior Notes will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

About Level 3 Communications

Level 3 Communications, Inc. (NASDAQ: LVLT) is a leading international provider of fiber-based communications services. Enterprise, content, wholesale and government customers rely on Level 3 to deliver services with an industry-leading combination of scalability and value over an end-to-end fiber network. Level 3 offers a portfolio of metro and long-haul services, including transport, data, Internet, content delivery and voice. For more information, visit www.Level3.com.

© Level 3 Communications, LLC. All Rights Reserved. Level 3, Level 3 Communications and the Level 3 Communications Logo are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and/or other countries. Level 3 services are provided by wholly owned subsidiaries of Level 3 Communications, Inc. Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners.

Forward-Looking Statement

Some of the statements made in this press release are forward looking in nature. These statements are based on management’s current expectations or beliefs. These forward looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. The most important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to, the current uncertainty in the global financial markets and the global economy; disruptions in the financial markets that could affect Level 3’s ability to obtain additional financing; as well as the company’s ability to: increase and maintain the volume of traffic on the network; successfully integrate acquisitions; develop effective business support systems; defend intellectual property and proprietary rights; manage system and network failures or disruptions;

develop new services that meet customer demands and generate acceptable margins; adapt to rapid technological changes that lead to further competition; attract and retain qualified management and other personnel; and meet all of the terms and conditions of debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.